As filed with the Securities and Exchange Commission on August 5, 1996
                                                     Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    --------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                    --------
                         ARIZONA INSTRUMENT CORPORATION
             (Exact name of registrant as specified in its charter)

            Delaware                                          86-0410138
  (State or other jurisdiction                             (I.R.S. Employer
of incorporation or organization)                        Identification No.)


                  4114 East Wood Street, Phoenix, Arizona 85040
               (Address of Principal Executive Offices) (Zip Code)

                                    --------

                            1985 STOCK PURCHASE PLAN
                            (Full title of the plan)

                                    --------

              Scott M. Carter                               Copy to:
Vice President and Chief Financial Officer                Paul M. Gales
      ARIZONA INSTRUMENT CORPORATION                     QUARLES & BRADY
           4114 East Wood Street                     One East Camelback Road
          Phoenix, Arizona  85040                            Suite 400
                                                   Phoenix, Arizona  85012-1659

                     (Name and address of agent for service)
                                   ----------

                                 (602) 470-1414
          (Telephone number, including area code, of agent for service)

                                    --------

                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                        Proposed        Proposed maximum
                                                 Amount to be       maximum offering   aggregate offering           Amount of
     Title of securities to be registered         registered         price per share          price             registration fee
- ------------------------------------------------------------------------------------------------------------------------------------
Common Stock, $.01 par value per Share        200,000 shares(1)          (2)(3)            $575,000(2)               $198.28

====================================================================================================================================

- --------------------------------------------------------------------------------
(1) The Plan provides for the possible adjustment of the number, price and kind of shares covered by options granted or to be granted in the event of certain
capital  or  other  changes  affecting  the  Registrant's   Common  Stock.  This
Registration Statement therefore covers, in addition to the above-stated 200,000 shares, an indeterminate number of shares that may become subject to the Plan by means of any such adjustment.

(2) Pursuant to Rule 457(h), estimated solely for the purpose of computing the registration fee, $2.875 per share, which is the last sale price of the Registrant's Common Stock as reported on the Nasdaq SmallCap Market on July 31, 1996.

(3) The actual offering price will be determined in accordance with the terms of the Plan.
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         In accordance with General Instruction E to Form S-8 and because this Registration Statement only registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 relating to the same employee benefit plan is effective, the contents of the following documents filed by Arizona Instrument Corporation (the "Registrant") (Commission File No. 12575) with the Securities and Exchange Commission are incorporated by reference:

         The Registrant's Registration Statement on Form S-8 filed on July 18, 1986 (Registration No. 2-99078) and Post- Effective Amendment No. 1 thereto filed on June 28, 1996 relating to the Registrant's 1985 Stock Purchase Plan.

Item 8.  Exhibits.

         See Exhibit Index following Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on August 2, 1996.

                              ARIZONA INSTRUMENT CORPORATION
                              (Registrant)

                              By:   /s/ John P. Hudnall
                                    --------------------------------------------
                              John P. Hudnall, President

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Walfred R. Raisanan and John P. Hudnall, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Person                                           Title                                                    Date
         ------                                           -----                                                    ----
 /s/ Walfred R. Raisanan                         Chairman of the Board of Directors                              August 2, 1996
- -----------------------------------------                                                                    ---------------------
Walfred R. Raisanan
                                                 President and Director
 /s/ John P. Hudnall                             (Principal Executive Officer)                                   August 2, 1996
- -----------------------------------------                                                                    ---------------------
John P. Hudnall
                                                 Chief Financial Officer (Principal
 /s/ Scott M. Carter                             Financial and Accounting Officer)                               August 2, 1996
- -----------------------------------------                                                                    ---------------------
Scott M. Carter

 /s/ Thomas Emerson                              Director                                                        August 2, 1996
- -----------------------------------------                                                                    ---------------------
S. Thomas Emerson

 /s/ Quinn Johnson                               Director                                                        August 2, 1996
- -----------------------------------------                                                                    ---------------------
Quinn Johnson

 /s/ Richard Long                                Director                                                        August 2, 1996
- -----------------------------------------                                                                    ---------------------
Richard Long

 /s/ Patricia Onderdonk                          Director                                                        August 2, 1996
- -----------------------------------------                                                                    ---------------------
Patricia Onderdonk

 /s/ Stanley H. Weiss                            Director                                                        August 2, 1996
- -----------------------------------------                                                                    ---------------------
Stanley H. Weiss

                         ARIZONA INSTRUMENT CORPORATION
                               (the "Registrant")
                          (Commission File No. 0-12575)

                                  EXHIBIT INDEX
                                       TO
                         FORM S-8 REGISTRATION STATEMENT

Exhibit                                                                                 Incorporated by
Number           Description                                    Filed Herewith            Reference to


4.1              Certificate of Incorporation                                           Exhibit 1 to the
                 of the Registrant, as amended                                            Registrant's
                                                                                          Registration
                                                                                        Statement on Form
                                                                                           8-A, filed
                                                                                          June 26, 1996


4.2              Bylaws of the Registrant                                               Exhibit 2 to the
                                                                                          Registrant's
                                                                                          Registration
                                                                                        Statement on Form
                                                                                           8-A, filed
                                                                                          June 26, 1996


5                Opinion of Counsel                                    X


23.1             Consent of Independent Auditors                       X


23.3             Consent of Counsel                       Contained in Opinion filed
                                                                 as Exhibit 5


24               Powers of Attorney                         Signatures Page to this
                                                            Registration Statement


99.1             Arizona Instrument Corporation                        X
                 1985 Stock Purchase Plan

                                      EX-1